JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: November 14, 2024

YuChang Global Ltd.

By:	/s/ Jingan Tang
	Name:	Jingan Tang
	Title:	Director

ChangYuan International Ltd.

By:	/s/ Jingan Tang
	Name:	Jingan Tang
	Title:	Director

Jingan Tang

By:	/s/ Jingan Tang

[Signature page to joint filing agreement (TRSG 13G)]